Registration No. 333-35905



                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                POST-EFFECTIVE AMENDMENT NO. 1 ON
                             FORM S-8
              TO REGISTRATION STATEMENT ON FORM S-4
                 UNDER THE SECURITIES ACT OF 1933


                    First Charter Corporation
      (Exact Name of Registrant as Specified in Its Charter)

             North Carolina                        56-1355866
      (State or Other Jurisdiction             (I.R.S. Employer
     of Incorporation or Organization)         Identification No.)

                      22 Union Street, North
                  Concord, North Carolina 28025
             (Address of Principal Executive Offices)

                       CAROLINA STATE BANK
                1991 INCENTIVE STOCK OPTION PLAN

                      LAWRENCE M. KIMBROUGH
              President and Chief Executive Officer
                    First Charter Corporation
                      22 Union Street, North
                  Concord, North Carolina 28025
             (Name and Address of Agent For Service)

                          (704) 786-3300
  (Telephone Number, Including Area Code, of Agent For Service)


                            Copy To:
                        ANNE TEAM KELLY
             Smith Helms Mulliss & Moore, L.L.P.
                     Post Office Box 31247
                Charlotte, North Carolina 28231
                         (704) 343-2000

     This Post-Effective Amendment No. 1 covers shares of the Registrant's Common Stock originally registered on the Registration Statement on Form S-4 to which this is an amendment. The registration fees in respect of such Common Stock were paid at the time of the original filing of the Registration Statement on Form S-4 relating to such Common Stock.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents constituting the Prospectus (the "Prospectus") of First Charter Corporation (the "Registrant") with respect to this Registration Statement in accordance with Rule 428 promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act"), are kept on file at the offices of the Registrant. The Registrant will provide without charge to employees, on the written or oral request of any such person, a copy of any or all of the documents constituting the Prospectus. Written requests for such copies should be directed to Robert O. Bratton, Executive Vice President, First Charter Corporation, Post Office Box 228, Concord, North Carolina 28026-0228. Telephone requests may be directed to (704) 786-3300.


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein and in the Prospectus constituting a part of this Registration Statement:

          (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996;

          (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and
     September 30, 1997;

          (c) The Registrant's Current Reports on Form 8-K filed on July 2, 1997, August 18, 1997, January 6, 1998 and
     January 28, 1998; and

          (d) The description of the Registrant's Common Stock contained in its registration statement filed pursuant to
     Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any amendment or report filed for the purpose of updating such description, including the Registrant's Current Report on Form 8-K filed on January 28, 1998.

     All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effectiveness of this Registration Statement and prior to the filing of a post-effective amendment hereto that either indicates that all securities offered hereto have been sold or deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and the Prospectus and to be a part hereof and thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The Registrant will provide without charge to each person to whom the Prospectus constituting a part of this Registration Statement is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein and in the Prospectus by reference (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Written requests for such copies should be directed to Robert O. Bratton, Executive Vice President, First Charter Corporation, Post Office Box 228, Concord, North Carolina 28026-0228. Telephone requests may be directed to (704) 786-3300.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The legality of the Registrant's Common Stock to be issued in connection with the Plans has been passed upon by Smith Helms Mulliss & Moore, L.L.P., Charlotte, North Carolina. As of the date of this Post-Effective Amendment No. 1 on Form S-8, certain attorneys of Smith Helms Mulliss & Moore, L.L.P., beneficially owned approximately 8,800 shares of the Registrant's Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     There are no provisions in the Registrant's Restated Articles of Incorporation, contracts between the Registrant and its directors and officers or resolutions adopted by the Registrant relating to indemnification. The Registrant's Restated Articles of Incorporation prevent the recovery by the Registrant of monetary damages against its directors. However, in accordance with the provisions of the North Carolina Business Corporation Act (the "Act"), the Registrant's Amended and Restated Bylaws provide that, in addition to the indemnification of directors and officers otherwise provided by the Act, the Registrant shall, under certain circumstances, indemnify its directors, executive officers and certain other designated officers against any and all liability and litigation expense, including reasonable attorneys' fees, arising out of their status or activities as directors and officers, except for liability or litigation expense incurred on account of activities that were at the time known or reasonably should have been known by such director or officer to be clearly in conflict with the best interests of the Registrant. Pursuant to such bylaw and as authorized by statute, the Registrant maintains insurance on behalf of its directors and officers against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to the bylaw or otherwise.

     In addition to the above-described provisions, Sections 55-8-50 through 55-8-58 of the Act contain provisions prescribing the extent to which directors and officers shall or may be indemnified. Section 55-8-51 of the Act permits a corporation, with certain exceptions, to indemnify a current or former director against liability if (i) he conducted himself in good faith, (ii) he reasonably believed (x) that his conduct in his official capacity with the corporation was in its best interests and (y) in all other cases his conduct was at least not opposed to the corporation's best interests, and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a current or former director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding charging improper personal benefit to him in which he was adjudged liable on such basis. The above standard of conduct is determined by the Board of Directors or a committee thereof or special legal counsel or the shareholders as prescribed in
Section 55-8-55.

     Sections 55-8-52 and 55-8-56 of the Act require a corporation to indemnify a director or officer in the defense of any proceeding to which he was a party because of his capacity as a director or officer against reasonable expenses when he is wholly successful in his defense, unless the articles of incorporation provide otherwise. Upon application, the court may order indemnification of the director or officer if he is adjudged fairly and reasonably so entitled under Section 55-8-54.
Section 55-8-56 allows a corporation to indemnify and advance to an officer, employee or agent who is not a director to the same extent as a director or as otherwise set forth in the corporation's articles of incorporation or bylaws or by a resolution of the board of directors.

     In addition, Section 55-8-57 permits a corporation to provide for indemnification of directors, officers, employees or agents, in its articles of incorporation or bylaws or by contract or resolution, against liability in various proceedings and to purchase and maintain insurance policies on behalf of these individuals.

     The foregoing is only a general summary of certain aspects of North Carolina law dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the relevant statutes containing detailed specific provisions regarding the circumstances under which and the person for whose benefit indemnification shall or may be made and accordingly are incorporated herein by reference as Exhibit 99.2.

ITEM 8.  EXHIBITS.

     The following exhibits are filed with or incorporated by reference in this Registration Statement.

      Exhibit No.             Description of Exhibit

     5.1                 Opinion of Smith Helms Mulliss & Moore,
                         L.L.P. as to legality of securities.*

     23.1                Consent of KPMG Peat Marwick LLP.

     23.2                Consent of Smith Helms Mulliss & Moore,
                         L.L.P. (included in Exhibit 5.1).

     24.1                Power of Attorney and Certified
                         Resolutions.*

     99.1                Carolina State Bank 1991 Incentive Stock
                         Option Plan, as amended on November 19,
                         1996.

     99.2                Provisions of North Carolina law
                         relating to indemnification of directors
                         and officers.*
____________________
*    Previously filed as an exhibit to the Registrant's
     Registration Statement on Form S-4 to which this is Post-Effective Amendment No. 1.

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i)   To include any prospectus required by
          Section 10(a)(3) of the Securities Act;

                  (ii)   To reflect in the prospectus any facts
          or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration
          Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Concord, State of North Carolina, on March 19, 1998.

                         FIRST CHARTER CORPORATION


                         By: /s/ LAWRENCE M. KIMBROUGH
                              Lawrence M. Kimbrough
                              President and Chief Executive
                              Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                 Title                       Date

/s/ LAWRENCE M. KIMBROUGH   President, Chief Executive
    (Lawrence M. Kimbrough) Officer and Director
                            (Principal Executive Officer)   March 19, 1998

/s/ ROBERT O. BRATTON       Executive Vice President
    (Robert O. Bratton)     (Principal Financial and
                            Principal Accounting Officer)   March 19, 1998

  ______________________    Director                        March __, 199
    (William R. Black)

    MICHAEL R. COLTRANE*    Director                        March 19, 1998
    (Michael R. Coltrane)

    J. ROY DAVIS, JR.*      Director                        March 19, 1998
    (J. Roy Davis, Jr.)

  ______________________    Director                        March __, 1998
    (T. Carl Dedmon)

    JAMES B. FINCHER*       Director                        March 19, 1998
    (James B. Fincher)

  ______________________    Director                        March __, 1998
    (John J. Godbold, Jr.)

    H. CLARK GOODWIN*       Director                        March 19, 1998
    (H. Clark Goodwin)

  ______________________    Director                        March __, 1998
    (Charles F. Harry III)

    FRANK H. HAWFIELD, JR.* Director                        March 19, 1998
    (Frank H. Hawfield, Jr.)

    J. KNOX HILLMAN, JR.*   Director                        March 19, 1998
    (J. Knox Hillman, Jr.)

    BRANSON C. JONES*       Director                        March 19, 1998
    (Branson C. Jones)

    JERRY E. MCGEE*         Director                        March 19, 1998
    (Jerry E. McGee)

    HUGH H. MORRISON*       Director                        March 19, 1998
    (Hugh H. Morrison)

  _____________________     Director                        March __, 1998
    (Thomas R. Revels)



 *By:/s/ LAWRENCE M. KIMBROUGH
         Lawrence M. Kimbrough
         Attorney-in-Fact






                        INDEX TO EXHIBITS


Exhibit No.           Description of Exhibit

 5.1                  Opinion of Smith Helms Mulliss & Moore,
                      L.L.P. as to legality of securities.*

23.1                  Consent of KPMG Peat Marwick LLP.

23.2                  Consent of Smith Helms Mulliss & Moore,
                       L.L.P. (included in Exhibit 5.1).

24.1                  Power of Attorney and Certified
                      Resolutions.*

99.1                  Carolina State Bank 1991 Incentive Stock
                      Option Plan, as amended on November 19,1996.

99.2 Provisions of North Carolina law relating to indemnification of directors and officers.*

____________________
*     Previously filed as an exhibit to the Registrant's
      Registration Statement on Form S-4 to which this is Post-Effective Amendment No. 1.